UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2014
Date of Report (Date of earliest event reported)

TREX ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-152551	26-1754034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 NW 10th Street Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)

(954) 960-7100
Registrant’s telephone number, including area code

Sync2 Networks Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Name Change Amendment/Reverse Stock Split

On October 9, 2013, the Board of Directors and majority shareholders of Sync2 Networks Corp., a Nevada corporation (the "Company") approved a reverse stock split of one for one thousand (1:1,000) of the Company's total issued and outstanding shares of common stock (the “Stock Split”) and a change in the name of the Company from "Sync2 Networks Corp." to "Trex Acquisition Corp." (the "Name Change"). Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes was required to effect the Stock Split and the Name Change. The Company’s articles of incorporation does not authorize cumulative voting. As of the record date of October 9, 2013, the Company had 103,046,175 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 62,863,800 votes, which represents approximately 61.0% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Stock Split and the Name Change described herein in a unanimous written consent dated October 9, 2013. An information statement on Form 14(c) was filed with the Securities and Exchange Commission on December 11, 2013.

The Board of Directors had previously considered factors regarding their approval of the Stock Split including, but not limited to: (i) current trading price of the Company’s shares of common stock on the OTC QB Market and potential to increase the marketability and liquidity of the Company’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets; and (iv) posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates. The Board of Directors of the Company approved the Name Change and the Stock Split and recommended the majority shareholders of the Company review and approve the Name Change and the Stock Split.

The Stock Split was effected based upon the filing of appropriate documentation with FINRA. The Stock Split will decrease the Company's total issued and outstanding shares of common stock from approximately 103,046,175 shares to 103,046 shares of common stock. The common stock will continue to be $0.001 par value. The trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of the Stock Split and be "SYNWD". After twenty business days has passed, on April16, 2014, the Company's trading symbol will change to "TRXA".

The Name Change was effected to better reflect the future business operations of the Company.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Amendment to Articles of Incorporation - Name Change

Effective October 9, 2013, the Board of Directors of the Company and the majority shareholders of the Company, approved an amendment to the articles of incorporation to change the name of the Company to "Trex Acquisition Corp." (the “Name Change Amendment”). The Amendment was filed with the Secretary of State of Nevada on January 28, 2014 changing the name of the Company to "Trex Acquisition Corp." (the "Name Change"). The Name Change was effected to better reflect the future business operations of the Company.  See "Section 7. Corporate Governance and Management. Item 5.07 Submission of a Vote to Security Holders."

The Company filed appropriate documents with FINRA to effect the Name Change. FINRA has declared an effective date of March 20, 2014 for the Name Change.  The trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of the Name Change and will be "SYNWD". After twenty business days has passed, on March 5, 2014, the Company's trading symbol will change to "TRXA".  The new cusip number for the Company is 89532J 108.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 28, 2014 regarding change in name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX ACQUISITION CORP.

Date: March 20, 2014	By:	/s/ Warren Gilbert
	Name:	Warren Gilbert
	Title:	President/Chief Executive Officer